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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2011

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue, 22nd Floor, Building East, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD disclosure.

On January 18, 2011, Ares Capital Corporation (the "Company") announced its plans to make a private offering of $300 million aggregate principal amount of Convertible Senior Notes due 2016 (the "Notes") pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act"). In connection with the issuance of the Notes, the Company intends to disclose certain information to potential investors. Attached hereto as Exhibit 99.1 are excerpts from a confidential preliminary offering memorandum containing certain of such information, some of which has not been previously reported. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01    Financial statements and exhibits.

(d)
Exhibits:

Exhibit number	Description

99.1	Regulation FD Disclosure

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION
Date: January 19, 2011
	By:	/s/ PENNI F. ROLL
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Description

99.1	Regulation FD Disclosure

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  Item 7.01 Regulation FD disclosure.
  Item 9.01 Financial statements and exhibits.
SIGNATURES
EXHIBIT INDEX